UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2015

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51436	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

Registrant’s telephone number, including area code: 631 942 7959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement

Effective September 14, 2015 (the “Effective Date”), the Company entered into a Collaboration Agreement (the “Agreement”) with BioPharmaWorks LLC (“BPW”), pursuant to which the Company engaged BPW to perform certain services for the Company. Those services include inter alia (a) assisting the Company to (i) commercialize its products and strengthen its patent portfolio, (ii) identify large pharmaceutical companies with potential interest in the Company’s product pipeline and (iii) prepare and deliver presentations concerning the Company’s products - (b) at the request of the board of directors, serving as backup management for up to three months should the Company’s chief executive officer and scientific leader be temporarily unable to carry out his duties - (c) being available for consultation in drug discovery and development; and (d) identifying providers and overseeing tasks relating to clinical use and commercialization of new compounds—all as more fully described in the Agreement.

The Agreement is for an initial term of two years and automatically renews for subsequent annual periods unless terminated by a party not less than 60 days prior to the expiration of the applicable period.

In consideration of BPW agreeing to provide the services under the Agreement, the Company has agreed to issue to BPW 1,000,000 shares of its common stock (the “Shares”). The Company also granted to BPW two five-year warrants (the “Warrants”) to purchase shares of the Company’s common stock as follows: one Warrant (the “First Warrant”) to purchase 500,000 shares at an exercise price of $1.00 per share vesting on the first anniversary of the Effective Date; and a second Warrant (the “Second Warrant”) to purchase 500,000 shares at an exercise price of $2.00 per share vesting on the second anniversary of the Effective Date. The Company has also agreed to pay BPW a monthly fee of $10,000 subject to the right of the Company to pay a negotiated hourly rate in lieu of the monthly payment.

Item 3.02 Unregistered Sales of Equity Securities

As stated in Item 1.01, above, which information is hereby incorporated by reference, effective as of September 14, 2015, the Company issued to BPW the Shares and issued to BPW the First Warrant and the Second Warrant.

The Shares and the Warrants were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Act. Such securities (including the shares of common stock which may be issuable upon exercise of the Warrants) may not be re-offered or sold in the United States in the absence of a registration statement or exemption for the registration requirements of the Act.

Item 8.01 Other Events

On September 17, 2015, the Company issued a press release regarding the entering into of the Collaboration Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2015	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

4.01	Form of First Warrant.

4.02	Form of Second Warrant.

10.01	Collaboration Agreement between the Company and BioPharmaWorks LLC.

99.1	Press Release.

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